UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 8, 2013

KCAP Financial, Inc.
(Exact name of registrant as specified in its charter)
Delaware	814-00735	20-5951150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

295 MADISON AVENUE NEW YORK, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (212) 455-8300

Kohlberg Capital Corporation
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.07 Submission of Matters to a Vote of Security Holders.

KCAP Financial, Inc. (the “Company”) reconvened its Special Meeting of Shareholders on August 9, 2013 (the “Special Meeting”). At the Special Meeting, the Company submitted one proposal to the vote of the shareholders, which is described in detail in the Company’s proxy statement dated May 7, 2013. As of August 9, 2013, the record date for the reconvened Special Meeting, 33,038,573 shares of common stock were eligible to be voted, and of those shares, 19,327,210 were voted in person or by proxy at the Special Meeting.

The Company’s shareholders approved the proposal to authorize the Company to sell shares of its common stock, par value $0.01 per share, at a price below the then current net asset value per share of such stock. The results of the vote were as follows:

	Total Votes For	Total Votes Against	Total Votes Abstained
All Shareholders	14,899,019	4,047,097	381,094
All Shareholders Excluding Affiliates	10,290,313	4,047,097	381,094

Of the 33,038,573 shares of the Company’s common stock eligible to vote as of the record date for the Special Meeting, 28,429,867 shares of the Company’s common stock were held by persons or entities not affiliated with the Company.  This motion received the affirmative vote of (i) the holders of a majority of the outstanding shares of common stock entitled to vote at this meeting; and (ii) the holders of a majority of the outstanding shares of common stock entitled to vote at this meeting that are not held by affiliated persons of the Company.  For purposes of this proposal, the Investment Company Act of 1940, as amended, defines “a majority of the outstanding shares” as: (i) 67% or more of the voting securities present at this meeting if the holders of more than 50% of the outstanding voting securities of the Company are present or represented by proxy; or (ii) 50% of the outstanding voting securities of the Company, whichever is less.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 2013

KCAP Financial, Inc.
By:	/s/ Edward U. Gilpin
Name: Edward U. Gilpin
Title: Chief Financial Officer